EXHIBIT (d)(3)

DEPOSIT AGREEMENT

BETWEEN

HSBC BANK USA, as Depositary

and

GENCOR INDUSTRIES, INC., as Issuer

Dated as of ________ __, 2003

i

ii

DEPOSIT AGREEMENT

      This Deposit Agreement (as the same may be amended from time to time in accordance with the provisions hereof, the “Agreement”), dated as of        , 2003, among HSBC Bank USA, a banking corporation organized under the laws of the State of New York, as depositary with respect to the Global Notes hereunder (the “Depositary”), GENCOR INDUSTRIES, INC., a Delaware corporation (the “Issuer”), and the holders and beneficial owners from time to time of interests in the Book-Entry Interests.

Article I.

Definitions and Other General Provisions

Section 1.01 Definitions.

      Terms not defined herein have the meanings ascribed to them in the Trust Indenture. The following terms, as used herein, have the following meanings:

      "Depositary” means the party named as such in this Agreement or its nominee or the custodian of either until a successor shall have become such pursuant to Section 3.08 hereof, and thereafter “Depositary” shall mean such successor or its nominee or the custodian of either.

      "Book-Entry Interests” means the beneficial, certificateless depositary interests that shall at all times, prior to any issuance of Certificated Notes in respect thereof, represent the right to receive 100% of the principal, premium (if any) and interest on the underlying Notes from time to time received by the Depositary.

      "Book-Entry Register” has the meaning ascribed thereto in Section 2.03 hereof.

      "Corporate Trust Office” means the office of the Depositary in the City of New York at which at any particular time its corporate trust business shall be principally administered, which at the date hereof is located at 452 Fifth Avenue, New York, NY 10018, Attn: Robert Radich.

      "Certificated Notes” means Notes issued by the Issuer pursuant to the Trust Indenture substantially in a form therefor included as an exhibit to the Trust Indenture and registered in the names of the beneficial owners thereof.

      "Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

      "Global Notes” means Notes in registered form issued by the Issuer to the Depositary pursuant to the Trust Indenture, substantially in the form included therefor as an exhibit to the Trust Indenture.

      "Indenture Trustee” means HSBC Bank USA and its successors and assigns, as trustee under the Trust Indenture.

      "Issuer” means the party named as such in this Agreement until a successor replaces it pursuant to the applicable provisions of the Trust Indenture and, thereafter, means such successor.

      "Issuer Order” means a written request or order signed in the name of the Issuer by any officer of the Issuer or other person duly authorized by the Board of Directors, and delivered to the Depositary.

      "Notes” means the Notes issued pursuant to the Trust Indenture represented by one or more Global Notes and registered in the name of the Depositary.

      "Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or regular counsel for the Issuer or may be other counsel reasonably acceptable to the Depositary.

      "Registered Owner” means, with respect to any Book-Entry Interest, the Person in whose name such Book-Entry Interest is registered on the Book-Entry Register maintained by the Depositary.

      "Responsible Officer”, when used with respect to the Depositary, means any authorized officer of the Depositary including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Depositary who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any depositary matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

      "Securities Act” means the United States Securities Act of 1933, as amended.

      “Trust Indenture” means the Indenture dated as of    , 2003 between the Issuer and HSBC Bank USA, as Indenture Trustee, relating to the Notes as originally executed or as it may from time to time be supplemented or amended.

Section 1.02 Rules of Construction.

      Unless the context otherwise requires:

      (a) a term has the meaning assigned to it;

      (b) “or” is not exclusive;

      (c) “including” means including without limitation; and

      (d) words in the singular include the plural and words in the plural include the singular.

Article II.

Book-Entry Interests

Section 2.01 Deposit of the Global Notes.

      (a) The Depositary hereby accepts custody of the Global Notes and shall act as Depositary in accordance with the terms of this Agreement. The Depositary shall hold such Global Notes at its Corporate Trust Office in The City of New York, and shall record the Book-Entry Interests to the Registered Owners in accordance with the list provided by the Issuer at each closing and thereafter the Depositary shall record any transfers of Book-Entry Interests by Registered Owners in accordance with this Agreement.

      (b) The Global Notes issued at the Initial Closing will be recorded on the books of the Issuer.

Section 2.02 Book-Entry System.

      (a) Upon acceptance by the Depositary of the Global Notes, the Registered Owners’ interests in the Book-Entry Interests will be recorded on and traded through the Depositary’s book-entry system, and beneficial ownership of such Book-Entry Interests shall be shown in, and the transfer of such ownership shall be effected only through, records maintained by the Depositary. Book-Entry Interests shall be transferable only as units representing authorized denominations of the Notes.

      (b) The Book-Entry Interests shall be recorded on the records of the Depositary in accordance with the list provided to the Depositary by the Issuer at each closing and thereafter the Depositary shall record any transfers of Book-Entry Interests by Registered Owners in accordance with this Agreement. Except as provided in Section 2.05, no beneficial owner of Book-Entry Interests shall be entitled to receive a Certificated Note, and such beneficial owner’s Interests shall be reflected only in accordance with the procedures of the Depositary as set forth herein.

      If the Issuer issues Certificated Notes in exchange for Interests in the Notes, then the above agreements, representations and warranties will apply to the Certificated Notes.

Section 2.03 Registration of Transfer of the Book-Entry Interests.

      (a) The Depositary agrees to maintain at the Depositary’s Corporate Trust Office the Book-Entry Register in which the Depositary shall: (i) record the Registered Owners of the Book-Entry Interests; and (ii) record the registration and transfer of the Book-Entry Interests. The Depositary shall maintain a place of transfer at its Corporate Trust Office in the United States of America. The Depositary shall not recognize any transfer of Book-Entry Interests unless and until the Registered Owner wishing to effect a transfer submits satisfactorily completed transfer documents, in the form of Exhibit A, to the Depositary and such transfer is recorded on the Book-Entry Register. The Depositary shall not constitute the agent of the Issuer for any other purpose or be authorized to undertake any obligations on behalf of the Issuer.

      (b) The Depositary shall treat the Registered Owners as the absolute owner of the Book-Entry Interests for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order enforceable against the Depositary.

      (c) The authorized denominations for transfers of Book-Entry Interests shall be a minimum principal amount of $100 and additional multiples of $1 for principal amounts over $100.

Section 2.04 Transfer or Exchange of Global Notes.

      (a) The Depositary shall hold the Global Notes in custody for the benefit of Registered Owners. Subject to this Section and Section 3.08, the Depositary shall not transfer or lend the Global Notes or any interest therein, except that the Global Notes, as a whole and with the Issuer’s consent, may be transferred: (i) by the Depositary to a nominee of the Depositary; (ii) by a nominee of the Depositary to another nominee of the Depositary; or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Notwithstanding the foregoing, the Depositary may not under any circumstances surrender or deliver the Global Notes to the Registered Owners.

      (b) Upon the date specified in a written notice of redemption of all or part of one or more Global Notes delivered to the Depositary by or on behalf of the Issuer, the Depositary shall present such Global Notes to the Indenture Trustee or other Paying Agent for payment of the amounts specified in such notice and, if such Global Notes are to be redeemed in part, for one or more replacement Global Notes in the principal amount not redeemed.

Section 2.05 Issuance of Certificated Notes in Respect of the Notes.

      (a) Except as provided in this Section 2.05, no beneficial owner of Book-Entry Interests shall be entitled to receive Certificated Notes.

      (b) The Depositary will promptly notify the Indenture Trustee and request in writing that the Issuer issue and the Indenture Trustee authenticate and deliver Certificated Notes in exchange for Global Notes with respect to the Notes, as a whole but not in part, in such names and authorized denominations as the Depositary shall specify, if: the Depositary notifies the Issuer under Section 3.08 hereof that it is unwilling or unable to continue as Depositary and no successor Depositary is appointed within 120 days.

      (c) The Global Notes shall also be exchangeable, in whole or in part, for Certificated Notes if there shall have occurred and be continuing an Event of Default with respect to one or more series of the Notes. In such circumstances, beneficial owners of Book-Entry Interests relating to the Global Notes may request in writing through the Depositary’s procedures that their interests be exchanged for one or more Certificated Notes (an “Optional Certificated Security Request”). Upon receipt of any such written request, the Depositary shall (i) promptly surrender the relevant Global Note to the Indenture Trustee and request in writing that the Indenture Trustee authenticate and deliver without charge Certificated Notes, having the same interest rate, if any, and maturity and having the same terms as the Interests of the requesting Registered Owner, in authorized denominations of $100 and additional multiples of $1 for principal amounts in excess of $100 thereof and of an aggregate principal amount equal to such

Registered Owner’s Book-Entry Interests; and (ii) if the Global Note is being exchanged (x) as a whole, then the surrendered Global Note shall be canceled by the Indenture Trustee, or (y) in part, then the principal amount of the surrendered Global Note shall be reduced by an endorsement, on the reverse of the Global Note or in exchange for a substitute Global Note in the reduced principal amount.

      (d) All costs (taxes, governmental charges or otherwise) related to the issuance of Certificated Notes will be borne by the Issuer subject to any exceptions set forth in the Trust Indenture.

Section 2.06 Redemption of the Notes.

      In the event that the Issuer exercises any right to redeem the Notes in whole or in part, the Depositary, as holder of the Global Notes, shall, upon notice from the Issuer or the Indenture Trustee, as the case may be, surrender the Global Notes at a place of payment or such other place as the Issuer may designate, and deliver such Global Notes to the Indenture Trustee for cancellation or for reduction of principal amount by an endorsement on the reverse thereof or in exchange for a substitute Global Note, as the case may be. If less than all of the Notes are being pre-paid, the Depositary Book-Entry Interests are to be pre-paid among the Registered Owners on a pro-rata basis, by lot or in accordance with any other method the Depositary considers fair and appropriate. In the event of partial pre-payment by lot, the particular Book-Entry Interests to be pre-paid will be selected, unless otherwise provided therein, not less than 30 days no more than 40 days prior to the pre-payment date by the Depositary from the outstanding Book-Entry Interests not previously called for pre-payment.

Section 2.07 Cancellation.

      If the Global Notes are surrendered for payment, for redemption in whole or for exchange in whole for Certificated Notes to any Person other than the Indenture Trustee, such Global Notes shall be surrendered to the Indenture Trustee, as Registrar, for cancellation.

Section 2.08 Payments in Respect of the Book-Entry Interests and the Global Notes.

      (a) Whenever the Depositary, as holder of the Global Notes, shall receive from the Indenture Trustee (or other paying agent under the Trust Indenture) any payment on the Global Notes, such payments shall be distributed promptly to the Registered Owners on the payment date for the Book-Entry Interests. The Depositary shall maintain a place of payment at its Corporate Trust Office in the United States of America. The payment date for the Book-Entry Interests for payment of any principal or interest shall be the same date as the payment date for the related Global Notes. So long as the Registered Owners are the registered owners of the Book-Entry Interests, such payments shall be made in accordance with the preceding sentence.

      (b) The Depositary will forward to the Issuer or its agents such information from its records as the Issuer may reasonably request in writing to enable the Issuer or its agents to file necessary reports with governmental agencies, and the Depositary, the Issuer or their agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for the Registered Owners or the beneficial owners of Interests.

      (c) Notwithstanding any other provisions of this Agreement, the Depositary shall be required to pay to the Registered Owners only amounts received by the Depositary from the Issuer under the Global Notes.

      (d) Neither the Issuer or the Indenture Trustee nor any agent of either of the foregoing will have any responsibility or liability for any aspect relating to payments made or to be made by the Depositary on account of a Registered Owner’s ownership of a Book-Entry Interest or for maintaining, supervising or reviewing any records relating to a Registered Owner’s Book-Entry Interests.

Section 2.09 Change in Principal Amount of Global Notes.

      Whenever the principal amount at maturity of the Global Notes held by the Depositary is changed by the Indenture Trustee as a result of partial redemption or otherwise, the Depositary shall record on the Book-Entry Register a corresponding change in the principal amount of the related Book-Entry Interests and notify the Registered Owners of such corresponding change in accordance with this Agreement.

Section 2.10 Record Date.

      Whenever the Depositary shall receive notice of any action to be taken in respect of the Book-Entry Interests or Global Notes, or whenever the Depositary otherwise deems it appropriate in respect of any other matter, the Depositary shall fix a record date to determine who shall be entitled to take any such action or to act in respect of any such matter.

      Subject to the provisions of this Agreement, only the Registered Owners shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of the Book-Entry Interests or the Global Notes.

Section 2.11 Action in Respect of the Book-Entry Interest or the Global Notes.

      (a) Not later than ten days from receipt by the Depositary of notice of any solicitation of consents or request for a waiver or other action with respect to the Book-Entry Interests or the Global Notes under this Agreement or the Trust Indenture, the Depositary shall mail to the Registered Owners a notice containing: (i) such information as is contained in such notice; (ii) a statement of the record date with respect to such consent, waiver or other action; (iii) a statement that, on or prior to a specified date (which specified date may be set no later than 180 days after the record date) (the “Expiration Date”), the Registered Owners will be entitled, subject to the provisions of or governing the Book-Entry Interests or Global Notes, as the case may be, to instruct the Depositary as to such consent, waiver or such action; and (iv) a statement specifying the manner in which such instructions may be given. Upon receipt by the Depositary of instructions from the Registered Owners on or prior to the Expiration Date and in the specified manner, the Depositary shall endeavor (insofar as practicable and permitted under the provisions of or governing the Book-Entry Interests or Global Notes, as the case may be), to take such measures regarding the requested consent, waiver or other action in respect of such Book-Entry Interests or Global Notes, as the case may be, as shall be in accordance with instructions subject to Section 3.03(f). The Depositary shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the Book-Entry Interests or Global Notes, as the case may be.

      (b) The Registered Owners may direct the time, method and place of conducting any proceeding for any remedy available to the Depositary or of exercising any rights or duties conferred on the Depositary. However, the Depositary will not exercise any discretion in the granting of consents or the taking of any other action in respect of the Book-Entry Interests or the Global Notes but it may refuse to follow any direction that conflicts with law or this Agreement or the Trust Indenture or the Notes, subject to Section 3.01 hereof, that the Depositary determines would involve it in personal liability.

Section 2.12 Reports and Notices.

      The Depositary shall promptly (and in no event later than ten business days from receipt) send to the Registered Owners a copy of any notices, reports and other communications received by it relating to the Issuer, the Notes or the Book-Entry Interests.

Section 2.13 Changes Affecting Global Notes.

      Upon any reclassification of the Global Notes, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, or upon an exchange of the Global Notes pursuant to the Trust Indenture, any securities that shall be received by the Depositary in exchange for, in conversion of or in respect of the Global Notes shall be treated as new Global Notes under this Agreement and the Book-Entry Interests shall thenceforth represent beneficial interests in such new Global Notes so received.

(i)	the Depositary shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Depositary, unless the Depositary was negligent in ascertaining the pertinent facts; and

(ii)	the Depositary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Registered Owners relating to the time, method and place of conducting any proceeding for any remedy available to the Depositary, or exercising any power conferred upon the Depositary, under this Agreement or the Trust Indenture.

Article III.

The Depositary

Section 3.01 Certain Duties and Responsibilities.

      (a) The Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Depositary.

      (b) In the absence of bad faith on its part, the Depositary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Depositary and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Depositary, the Depositary shall examine the same to determine whether or not they conform to the requirements of this Agreement.

      (c) No provision of this Agreement shall be construed to relieve the Depositary from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that: No provision of this Agreement shall require the Depositary to spend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability satisfactory to the Depositary has not been reasonably assured to it.

      (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Depositary shall be subject to the provisions of this Section 3.01.

Section 3.02 Events of Default.

      Upon the occurrence of any Event of Default or in connection with any other right of the holder of the Global Notes under the Trust Indenture, and if requested by notice in writing by the Registered Owners, the Depositary shall take such action as shall be requested in such notice in respect of the Global Notes.

Section 3.03 Certain Rights of Depositary.

      Subject to the provisions of Section 3.01 hereof:

      (a) The Depositary may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an officer’s certificate or Issuer Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

      (c) The Depositary may consult with counsel of its selection, and may conclusively rely upon the advice of such counsel or any Opinion of Counsel and shall be fully protected in respect of any action taken, suffered or omitted by it hereunder in reliance thereon;

      (d) The Depositary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Depositary, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Depositary shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable prior request and during normal business hours to examine the books, records and premises of the Issuer, personally or by agent or attorney;

      (e) The Depositary may execute any of the rights hereunder or perform any duties hereunder either directly or by or through agents or attorneys, but the Depositary shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it hereunder;

      (f) The Depositary shall be under no obligation to expend or risk its own funds or to exercise, at the request or direction of the Registered Owners, any of the rights or powers vested in it by this Agreement or the Trust Indenture unless the Registered Owners shall have offered to the Depositary security or indemnity satisfactory to the Depositary against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

      (g) Whenever in the administration of its duties under this Agreement the Depositary shall deem it desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, the Depositary (unless other evidence be herein specifically prescribed) may, in the absence of negligence or willful misconduct on its part, conclusively rely upon an officer’s certificate.

      (h) The Depositary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Depositary shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

      Notwithstanding anything herein to the contrary, in no event shall the Depositary be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profit), even if the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 3.04 Not Responsible for Recitals or Issuance of Notes.

      The recitals contained in the Trust Indenture and in the Notes, except the Indenture Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Depositary assumes no responsibility for their correctness. The Depositary makes no representations as to the validity or sufficiency of this Agreement, the Trust Indenture or of the Notes. The Depositary shall not be accountable for the use or application by the Issuer of the proceeds with respect to the Notes.

Section 3.05 Money Held in Trust.

      Money held by the Depositary in trust hereunder need not be segregated from other funds held by the Depositary, except to the extent required by law. The Depositary shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed in writing with the Issuer. Any interest accrued on funds deposited with the Depositary under this Agreement shall be paid to the Issuer from time to time and the Registered Owners shall have no claim to any such interest.

Section 3.06 Compensation and Reimbursement.

      The Issuer agrees:

      (a) to pay to the Depositary from time to time such compensation as Issuer agrees upon in writing for services rendered by Depositary hereunder; and

      (b) to indemnify the Depositary for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The Indemnity provided by this Section 3.06(b) shall survive the satisfaction and discharge of this Agreement pursuant to Section 4.11 hereof and the removal or resignation of the Depositary and the termination of this Agreement for any reason.

      (c) In case any claim shall be made or action brought against the Depositary for any reason for which indemnity may be sought against the Issuer in accordance with paragraph (b) above, the Depositary shall promptly notify the Issuer in writing setting forth the particulars of such claim or action and the Issuer may assume the defense thereof. In the event that the Issuer elects to assume such defense and select such counsel, the Depositary shall have the rights to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of the Depositary, unless (i) the Issuer agreed in writing to pay such fees and expenses; or (ii) the named parties to any such action (including any impleaded parties) include both the Depositary and the Issuer and the Depositary shall have been advised by its counsel that a conflict of interest between the Depositary and the Issuer may arise (and Issuer’s counsel shall have concurred with such advise) and for this reason it is not desirable for the Issuer’s counsel to represent both the Depositary and the Issuer (it being understood, however, that the Issuer shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for fees and expenses of more than one separate firm of attorneys for the Depositary (plus any local counsel retained by the Depositary in their reasonable judgment), which firm shall be designated in writing by the Depositary). The Depositary agrees to give all assistance reasonably required in connection with the conduct of any such claim or action.

Section 3.07 Depositary Required; Eligibility.

      (a) At all times when there is a Depositary hereunder, such Depositary shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, having, together with its parents, a combined capital and surplus of at least $10,000,000, subject to supervision or examination by Federal, state or District of Columbia authority and willing to act on reasonable terms. Such corporation shall have its principal place of business in the United States of America, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      (b) The Depositary hereunder shall at all times be the Indenture Trustee under the Trust Indenture, subject to receipt of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Depositary shall cease to be eligible in accordance with the provisions of this Section 3.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 3.08 Resignation and Removal; Appointment of Successor.

      (a) No resignation or removal of the Depositary and no appointment of a successor Depositary pursuant to this Article shall become effective until: (i) the acceptance of appointment by the successor Depositary in accordance with the applicable requirements of Section 3.09 hereof; or (ii) the issuance of Certificated Notes for all Global Notes in accordance with Section 2.05 hereof and the Trust Indenture.

      (b) The Depositary may at any time resign as Depositary with respect to the Global Notes by giving written notice thereof to the Issuer and the Registered Owners, in accordance with Section 4.01 and Section 4.02 hereof, 60 days prior to the effective date of such resignation. The Depositary may be removed at any time upon 90 days’ notice by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Depositary required by Section 3.09 hereof shall not have been delivered to the Depositary within 30 days after the giving of such notice of resignation or removal, the resigning Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary.

      (c) If at any time:

(i)	the Depositary shall cease to be eligible under Section 3.07 hereof, or shall cease to be eligible as Indenture Trustee under the Trust Indenture, and shall fail to resign after written request therefore by the Issuer or by the Registered Owners, or

(ii)	the Depositary shall become incapable of acting with respect to the Book-Entry Interests or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Depositary or of its property shall be appointed or any public officer shall take charge or control of the Depositary or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (1) the Issuer, by Board Resolution, may remove the Depositary and appoint a successor Depositary; and (2) if the

Issuer shall fail to remove such Depositary and appoint a successor Depositary within 30 days of any such event, then the Registered Owners may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Depositary or Depositaries and the appointment of a successor Depositary, unless Certificated Notes have been issued in accordance with the Trust Indenture.

      (d) If the Depositary shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Depositary for any cause, the Issuer, by Board Resolution, shall promptly appoint a successor Depositary (other than the Issuer) and shall comply with the applicable requirements of Section 3.09 hereof. If no successor Depositary with respect to the Global Notes shall have been so appointed by the Issuer and accepted appointment in the manner required by Section 3.09 within 120 days of any such resignation, removal, incapacity or vacancy, then the Registered Owners may request that Certificated Notes in such names and denominations as the Registered Owners shall instruct in writing with respect to such Global Notes be issued. The Depositary will thereupon surrender such Global Notes to the Indenture Trustee for cancellation and the Indenture Trustee shall distribute such Certificated Notes in accordance with the instructions of the Registered Owners.

      (e) The Issuer shall give, or shall cause such successor Depositary at the expense of the Issuer to give, notice of each resignation and each removal of a Depositary and each appointment of a successor Depositary to the Registered Owners in accordance with Section 4.02 hereof. Each notice shall include the name of the successor Depositary and the address of its Corporate Trust Office.

Section 3.09 Acceptance of Appointment by Successor.

      (a) In case of the appointment hereunder of a successor Depositary, every such successor Depositary so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Depositary shall become effective and such successor Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Depositary, with like effect as if originally named as Depositary hereunder; but, on the request of the Issuer or the successor Depositary, such retiring Depositary shall (i) execute and deliver an instrument transferring to such successor Depositary all the rights and powers of the retiring Depositary and (ii) duly assign, transfer and deliver to such successor Depositary all property and money held by such retiring Depositary hereunder. Any retiring Depositary shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Depositary to secure any amounts then due it pursuant to Section 3.06 hereof except to the extent that such prior claim and security would breach or constitute a default under the Trust Indenture or Notes.

      (b) Upon request of any such successor Depositary, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Depositary all such rights, powers and agencies referred to in paragraph (a) of this Section 3.09.

      (c) No successor Depositary shall accept its appointment unless at the time of such acceptance such successor Depositary shall be eligible under this Article.

      (d) Upon acceptance of appointment by any successor Depositary as provided in this Section 3.09, the Issuer shall give notice thereof to the Registered Owners in accordance with Section 4.02 hereof. If the acceptance of appointment is substantially contemporaneous with the resignation of the Depositary, then the notice called for by the preceding sentence may be combined with the notice called for by Section 3.08(b) hereof. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Depositary, the successor Depositary shall cause such notice to be given at the expense of the Issuer.

Section 3.10 Merger, Conversion, Consolidation or Succession to Business.

      Any Person into which the Depositary may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Depositary shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Depositary, shall be the successor, of the Depositary hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Article IV.

Miscellaneous Provisions

Section 4.01 Notices to Depositary or Issuer.

      Any request, demand, authorization, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with, the Depositary by the Registered Owners, by the Indenture Trustee or the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, sent via facsimile (receipt confirmed) or mailed, first-class postage prepaid, when actually received by a Responsible Officer of the Depositary at its Corporate Trust Office, Attention: Corporate Trust Division, Corporate Finance Group, or at any other address previously furnished in writing by the Depositary to the Registered Owners, the Indenture Trustee and the Issuer, or the Issuer, by the Depositary or by the Registered Owners shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered sent via facsimile (receipt confirmed) or mailed, first-class postage prepaid to Gencor Industries, Inc., 5201 North Orange Blossom Trail, Orlando, Florida 32810 or at any other address previously furnished in writing to the Depositary by the Issuer.

Section 4.02 Notice to the Registered Owners; Waiver.

      (a) Where this Agreement provides for notice to the Registered Owners of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Registered Owners at the address provided to the Depositary by the Issuer, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Registered Owners shall be filed with the Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      (b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Depositary shall constitute a sufficient notification for every purpose hereunder.

Section 4.03 No Duty to Monitor.

      Issuer recognizes that the Depositary does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Notes with the following, as amended from time to time: (a) any exemptions from registration under the Securities Act; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

Section 4.04 Effect of Headings and Table of Contents.

      The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.05 Successors and Assigns.

      All covenants and agreements in this Agreement and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 4.06 Separability Clause.

      In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 4.07 Benefits of Agreement.

      Nothing in this Agreement, the Notes or the Trust Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement, provided that the Registered Owners and the beneficial owners of Interests shall be intended third-party beneficiaries of this Agreement. The Registered Owners and beneficial owners from time to time of the Book-Entry Interests shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Trust Indenture and the Notes, by their acceptance of delivery of the Book-Entry Interests or beneficial interests therein.

Section 4.08 Governing Law.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 4.09 Counterparts.

      This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

Section 4.10 Inspection of Agreement.

      A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Depositary for inspection by the Registered Owners.

Section 4.11 Satisfaction and Discharge.

      This Agreement upon Issuer Order shall cease to be of further effect, and the Depositary, at the expense of the Issuer shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (a) either (i) the Trust Indenture has been satisfied and discharged pursuant to the provisions thereof; or (ii) Certificated Notes have been issued and all of the Global Notes have been canceled in accordance with the provisions of Section 2.07 and the Trust Indenture; (b) the Issuer has paid or caused to be paid all sums payable hereunder by the Issuer; and (c) the Issuer has delivered to the Depositary an officer’s certificate and an Opinion of Counsel, stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement have been complied with.

Section 4.12 Amendments.

      (a) The Issuer and the Depositary may amend this Agreement without the consent of the Registered Owners or beneficial owners of Interests in the Notes:

(i)	to cure any formal defect, omission, inconsistency or ambiguity herein;

(ii)	to add to the covenants and agreements of the Issuer or the Depositary;

(iii)	to effect the assignment of the Depositary’s rights and duties to a qualified successor as provided herein; 15

(iv)	to comply with any requirements of the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Trust Indenture Act, or any other applicable securities laws;

(v)	to modify this Agreement in connection with an amendment to the Trust Indenture that does not require the consent of the Registered Owners; or

(vi)	to modify, alter, amend or supplement this Agreement in any other respect not inconsistent with this Agreement that, in the opinion of counsel acceptable to the Issuer, is not materially adverse to the Registered Owners or the beneficial owners of Book-Entry Interests.

      (b) The Issuer and the Depositary, with the consent of the Registered Owners, can make such changes as are necessary to effect and implement a substitution of a successor depositary for the Registered Owners.

      (c) Except as set forth in this Section 4.12, no amendment that materially adversely affects the Registered Owners or beneficial owners of Interests may be made to this Agreement without the consent of the Registered Owners or such beneficial owner.

Section 4.13 Depositary To Sign Amendments.

      The Depositary shall sign any amendment authorized pursuant to Section 4.12 hereof if the amendment does not materially adversely affect the rights, duties, liabilities or immunities of the Depositary. If it does, the Depositary may, but need not sign it.

      IN WITNESS WHEREOF, the parties have caused this Deposit Agreement to be duly executed as of the date first written above.

GENCOR INDUSTRIES, INC

By: Name: E.J. Elliott Title: Chief Executive Officer

HSBC BANK USA, as Depositary

By:

Name:

Title:

EXHIBIT A

CERTIFICATE OF TRANSFER

10% Junior Subordinated Notes due December 31, 2006

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Name and address of assignee must be printed or typewritten.

$

principal amount of Book-Entry Interests in the referred Notes of the Company and does hereby irrevocably constitute and appoint to transfer the said Book-Entry Interest in such Notes, with full power of substitution in the premises.

The Book-Entry Interests and the transfer thereof are subject to and governed by the Deposit Agreement, dated as of    , 2003, between HSBC Bank USA, as Depositary, and Gencor Industries, Inc., as Issuer (the “Deposit Agreement”). Terms used herein but not defined shall have the meaning ascribed to such terms in the Deposit Agreement.

Signature Execution
 Must be signed by the Registered Owner exactly as name(s) appear(s) on the Depositary books.

Dated:
Transferor’s Signature

Signature Guarantee
 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Depositary, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Depositary in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1